Exhibit 99.1
DYNAMICS RESEARCH CORPORATION
REPORTS SECOND QUARTER 2006 RESULTS
Andover, Mass.—August 2, 2006—Dynamics Research Corporation (Nasdaq: DRCO), a provider of innovative engineering, technical and information technology services and solutions to federal and state governments today announced operating results for the second quarter ended June 30, 2006.
Financial Results
The company reported revenue for the second quarter of 2006 of $67.3 million, compared with $76.2 million for the same period a year ago. Net income was $0.2 million, or $0.02 per diluted share, for the quarter ended June 30, 2006, compared with $3.3 million, or $0.36 per diluted share, for the second quarter of 2005. Diluted earnings per share includes a $0.02 effect of FAS 123R for the second quarter of 2006. For the six months ended June 30, 2006 revenue was $135.5 million, compared with $149.7 million for the same period in 2005. Net income was $1.7 million, or $0.18 per diluted share, for the six months ended June 30, 2006, compared with $5.4 million, or $0.58 per diluted share, for the first six months of 2005.
Business Highlights
“Revenues for the quarter were at the high end of our expectations for the quarter and included approximately $1 million of non-recurring subcontractor revenue. From a profits viewpoint, while results were within the range of our expectations, continued investments in business development activities and higher than expected cost reduction expenses kept operating results at the lower end of guidance. The first year revenue value of new business awards in the second quarter totaled $12 million, continuing an upward trend seen in the first quarter of this year, bringing the total for the first six months of this year to $32 million, an increase of 60% over the first six months of last year.
Looking ahead, the early trends on our growth initiatives are positive, despite federal budgetary pressures. In addition to the positive results in new business awards, business development, bid and proposal activities are continuing at a heavy pace. From a profits perspective, while results were within the range of our expectations, continued investments in business development activities and higher than expected cost reduction expenses kept earnings at the lower end of guidance. We are confident these investments will result in progressive improvement in revenues and operating results going forward in the face of government funding challenges,” reported James P. Regan, DRC chairman, president and chief executive officer.

The company has recently announced several significant contract wins, including task orders for U.S. Air Force Depot work, an EAGLE contract award and an important IDIQ contract with the U.S Army Training and Doctrine Command. In addition, the company is pursuing multiple contact expansion opportunities leveraging its Lean Six Sigma and training capabilities.
Company Guidance
For the year 2006, the company estimates revenues in the range of $265 to $275 million and earnings per diluted share in the range of $0.40 to $0.50. For the third quarter of the year the company expects to book revenues in the range of $65 to $67 million and report earnings per diluted share of $0.08 to $0.10.
Conference Call
The company will conduct a second quarter 2006 conference call on Thursday, August 3, 2006 at 8:30 a.m. ET. The call will be available via telephone at (800) 946-0719, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #8292143, beginning at 10:00 a.m. ET August 03, 2006 through 11:59 p.m. ET August 10, 2006.
About Dynamics Research Corporation
DRC is headquartered in Andover, Massachusetts and has major offices in Vienna, Virginia and Fairborn, Ohio. The company has 27 additional field offices throughout the United States providing direct support to all branches of the Department of Defense and several state government agencies.
Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For more than 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit our website at www.drc.com.
Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.

ATTACHMENT I
DYNAMICS RESEARCH CORPORATION
RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three months ended
	June 30,
	2006	2005

Contract revenue	$65,720	$74,539
Product sales	1,558	1,649

Total revenue	67,278	76,188

Cost of contract revenue	58,353	62,947
Cost of product sales	1,256	1,297
Selling, general and administrative expenses	6,036	6,686
Amortization of intangible assets	703	765

Total operating costs and expenses	66,348	71,695

Operating income	930	4,493
Interest expense, net	(566)	(1,046)
Other income	12	2,077

Income before provision for income taxes	376	5,524
Provision for income taxes	200	2,251

Net income	$176	$3,273

Earnings per common share
Basic	$0.02	$0.37
Diluted	$0.02	$0.36

Weighted average shares outstanding
Basic	9,079,011	8,743,516
Diluted	9,439,954	9,202,013

ATTACHMENT II
DYNAMICS RESEARCH CORPORATION
RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Six months ended
	June 30,
	2006	2005

Contract revenue	$132,479	$146,378
Product sales	3,012	3,352

Total revenue	135,491	149,730

Cost of contract revenue	115,229	123,753
Cost of product sales	2,554	2,706
Selling, general and administrative expenses	12,592	12,707
Amortization of intangible assets	1,405	1,519

Total operating costs and expenses	131,780	140,685

Operating income	3,711	9,045
Interest expense, net	(1,135)	(2,132)
Other income	351	2,102

Income before provision for income taxes	2,927	9,015
Provision for income taxes	1,277	3,651

Net income (1)	$1,650	$5,364

Earnings per common share
Basic (1)	$0.18	$0.62
Diluted (1)	$0.18	$0.58

Weighted average shares outstanding
Basic	9,057,556	8,719,577
Diluted	9,426,269	9,207,035

(1)	Includes $84, or $0.01 per common share, attributable to the cumulative effect of the change in accounting principle for the adoption of SFAS 123R in 2006.

ATTACHMENT III
DYNAMICS RESEARCH CORPORATION
CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Assets
Cash and cash equivalents	$329	$1,020
Accounts receivable, net	35,840	32,894
Unbilled expenditures and fees on contracts in process	46,409	60,210
Prepaid expenses and other current assets	3,323	1,483

Total current assets	85,901	95,607

Property, plant and equipment, net	12,184	12,252
Goodwill	63,055	63,055
Intangible assets, net	7,075	8,480
Other noncurrent assets	7,629	8,359

Total assets	$175,844	$187,753

Liabilities and stockholders’ equity
Current portion of long-term debt	$7,857	$10,170
Accounts payable	21,144	25,668
Deferred income taxes	14,953	19,825
Accrued payroll and employee benefits	17,928	18,761
Other accrued expenses	3,880	6,392

Total current liabilities	65,762	80,816

Long-term debt	15,539	15,242
Other long-term liabilities	16,557	17,508

Stockholders’ equity	77,986	74,187

Total liabilities and stockholders’ equity	$175,844	$187,753

ATTACHMENT IV
DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)

(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

National defense and intelligence agencies	$53,474	$59,978	$108,416	$115,992
Federal civilian agencies	9,038	8,560	16,349	17,775
State and local government agencies	2,994	5,356	7,270	11,050
Other	214	645	444	1,561

	$65,720	$74,539	$132,479	$146,378

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Time and materials	61%	57%	61%	56%
Cost reimbursable	20%	20%	20%	20%
Fixed price, including service-type contracts	19%	23%	19%	24%

	100%	100%	100%	100%

Prime contact	69%	66%	68%	68%
Sub-contract	31%	34%	32%	32%

	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net cash provided by operating activities	$2,904	$7,659	$1,346	$10,420
Capital expenditures	$510	$1,208	$1,571	$2,426
Depreciation	$830	$966	$1,620	$1,908
Bookings	$60,944	$44,191	$131,787	$138,633

	June 30,
	2006	2005

Funded backlog	$128,866	$154,277
Employees	1,610	1,905